UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 21, 2012

CENTURY PROPERTIES FUND XV

(Exact name of registrant as specified in its charter)

CALIFORNIA	0-9680	94-2625577
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 BEATTIE PLACE POST OFFICE BOX 1089 GREENVILLE, SOUTH CAROLINA		29602
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (864) 239-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.	Submission of Matters to a Vote of Security Holders

As previously disclosed, on December 19, 2011, Century Properties Fund XV, a California limited partnership (“CPF XV”), entered into an amended and restated agreement and plan of merger (the “Merger Agreement”) with AIMCO Properties, L.P., a Delaware limited partnership (“AIMCO OP”), Century Properties Fund XV, LP, a Delaware limited partnership (“New CPF XV”), and AIMCO CPF XV Merger Sub LLC, a Delaware limited liability company of which AIMCO OP was the sole member (the “Merger Subsidiary”). The Merger Agreement provides for (i) the merger of CPF XV with and into New CPF XV, with New CPF XV as the surviving entity (the “First Merger”), and (ii) after the First Merger, the merger of the Merger Subsidiary with and into New CPF XV, with New CPF XV as the surviving entity (the “Second Merger” and collectively with the First Merger, the “Mergers”), upon approval by a majority in interest of the units of limited partnership interest of CPF XV (the “Units”) outstanding.

On February 21, 2012, AIMCO OP and its affiliates took action by written consent to approve the Mergers, which were completed on February 21, 2012. Prior to the Mergers, there were 89,965 Units issued and outstanding, of which AIMCO OP and its affiliates owned 65,841.34 Units (approximately 73.19%). After accounting for a voting restriction to which a portion of such Units were subject, AIMCO OP and its affiliates were entitled to vote 50,137 Units, or approximately 55.73% of the outstanding Units, in favor of the Merger Agreement and the Mergers. As a result of the Mergers, each Unit outstanding immediately prior to consummation of the Mergers (other than Units as to which appraisal rights are elected) was converted into the right to receive, at the election of the holder, either $41.83 in cash (the “Cash Consideration”) or 1.67 partnership common units of AIMCO OP. Limited partners who reside in the State of California, or who fail to make an election, will receive only the Cash Consideration. In addition, as a result of the Mergers, AIMCO OP’s membership interest in the Merger Subsidiary was converted into 100 units of limited partnership interest of New CPF XV. Fox Realty Investors and Fox Capital Management Corporation continue to be the general partners of New CPF XV and CPF XV’s agreement of limited partnership in effect immediately prior to the Mergers is the agreement and limited partnership of New CPF XV with the following changes: (i) references to the California Uniform Limited Partnership Act, as amended, were amended to refer to the Delaware Revised Uniform Limited Partnership Act, as amended; (ii) a description of the mergers was added; and (iii) the name of the partnership was changed to “Century Properties Fund XV, LP.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTURY PROPERTIES FUND XV

Date: February 21, 2012	By:	FOX CAPITAL MANAGEMENT CORPORATION,
Its Managing General Partner

	By:	/s/ Stephen Waters
Stephen Waters
Senior Director of Partnership Accounting